Exhibit 23.2

Consent on Independent Registered Public Accounting Firm

The Board of Directors

Territorial Mutual Holding Company:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in Amendment No. 1 to the prospectus.

/s/ KPMG LLP

Honolulu, Hawaii

March 9, 2009